UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Main Street Capital Corporation issued the following press release on July 25, 2024 in connection with MSC Income Fund, Inc.’s upcoming Special Meeting of Shareholders.]

MSC Income Fund, Inc. Files Preliminary Proxy Statement in Connection with Potential Listing of its Shares on a National Securities Exchange

HOUSTON – July 25, 2024 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce that MSC Income Fund, Inc. (“MSC Income”), a non-listed business development company (“BDC”) for which Main Street’s wholly owned registered investment adviser, MSC Adviser I, LLC (“MSC Adviser”), serves as the investment adviser and administrator, has filed a Preliminary Proxy Statement (the “Special Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with an upcoming Special Meeting of MSC Income shareholders (the “MSC Income Special Meeting”). The Special Proxy Statement details a series of proposals which Main Street and MSC Income believe will position MSC Income to effectuate a listing of its shares of common stock on a national securities exchange (such as the New York Stock Exchange or NASDAQ Stock Market) (a “Listing”), which may be accompanied by a follow-on public offering of MSC Income’s shares, in each case if and when market conditions make it desirable to do so and if it is otherwise in MSC Income’s and its shareholders’ best interest.

In commenting on the Special Proxy Statement, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are very excited about the potential changes at MSC Income Fund that are detailed in its recent Special Proxy Statement filing, which are the result of our continued

efforts to find the best long-term outcome for all MSC Income Fund stakeholders. We believe that the planned activities and changes represent significant catalysts to the future growth of MSC Income Fund and strengthen its ability to continue to provide its shareholders with a very attractive source of recurring current dividend income and attractive total shareholder returns through a transition of MSC Income Fund’s investment strategy and investment portfolio to be solely focused on its Private Loan investment strategy. We also understand that an option for liquidity is a valuable feature of any investment, so we are pleased that the Special Proxy Statement is a significant first step in providing all MSC Income Fund shareholders the benefits of an equity security that is listed on a national securities exchange.”

Mr. Hyzak continued, “At the same time, we believe these planned activities and changes provide significant future benefits to Main Street’s asset management business through the opportunity to grow the management fees that our wholly owned adviser receives from MSC Income Fund as it executes its growth plans. We look forward to sharing additional details of the expected future benefits to the shareholders of both Main Street and MSC Income Fund and the potential timing of a Listing and to executing on the plans detailed in MSC Income Fund’s Special Proxy Statement.”

Main Street believes that a Listing would provide several benefits to MSC Income stakeholders, including, but not limited to the following:
•an opportunity for the significant growth of MSC Income through near-term access to additional capital through the public capital markets; and
•a path to an option for full liquidity for those existing MSC Income shareholders who desire such option.

A Listing would also provide MSC Income with the longer-term opportunity to access additional leverage capacity through a potential future reduction in its minimum asset coverage ratio from 200% to 150%, subject to future approval of the MSC Income board of directors or MSC Income’s shareholders, which would allow MSC Income to further optimize its leverage profile and shareholder returns and support the future growth of its investment portfolio.

Effective upon a Listing, MSC Income and MSC Adviser would amend their existing investment advisory agreement to better align with MSC Income’s transition to focus on its Private Loan investment strategy, including changes to the base management fee and incentive fee structures. The transactions and changes contemplated in the Special Proxy Statement, including the proposed amendment of MSC Income’s investment advisory agreement with MSC Adviser, have been approved by MSC Income’s board of directors, but remain subject to approval of MSC Income’s shareholders.

IMPORTANT NOTICE
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Main Street or MSC Income. The full details of the MSC Income proposals to be considered at the MSC Income Special Meeting (the “Proposals”) are included in the Special Proxy Statement, which MSC Income filed with the SEC on July 24, 2024. The Special Proxy Statement is not final and is subject to change. Once final, MSC Income will file a definitive proxy statement on Schedule 14A relating to the MSC Income Special Meeting (the “Definitive Special Proxy Statement”) with the SEC. You should carefully read the Definitive Special Proxy Statement when it becomes available because it will contain important information about the MSC Income Special Meeting and the Proposals.

ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one-stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market portfolio companies are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly owned portfolio company MSC Adviser, also maintains an asset management business through which it manages investments for external parties, the largest of which is MSC Income. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

ABOUT MSC INCOME FUND, INC.
MSC Income (www.mscincomefund.com) is a principal investment firm primarily focused on providing debt capital to middle market companies and customized debt and equity financing to lower middle market companies. MSC Income’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. MSC Income’s middle market portfolio companies are generally larger in size than its lower middle market portfolio companies.

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements, which are based upon Main Street and MSC Income management’s current expectations and are inherently uncertain and which involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the following: the completion of certain proposed transactions by MSC Income, including a Listing, any potential follow-on public equity offering and the completion of certain other transactions; MSC Income’s planned transition to focus on its Private Loan investment strategy; MSC Income’s potential to access additional leverage and to reduce the minimum asset coverage requirement applicable to it under the Investment Company Act of 1940, as amended; the declaration and payment of future dividends; MSC Income providing a path to an option for full liquidity for its shareholders; MSC Income, Main Street or their respective shareholders achieving any benefits from any of the foregoing; and anticipated filings and approvals relating to the MSC Income Special Meeting. The use of words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions identify any such forward-looking statements. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s or MSC Income’s control, and that Main Street and MSC Income may or may not have considered; accordingly, such forward-looking statements are not guarantees or assurances of future performance or events and are subject to various risks and uncertainties. Certain factors could cause actual results, conditions and events to differ materially from those projected or anticipated, including the risks and uncertainties associated with (i) the timing or likelihood of the completion of the proposed transactions by MSC Income described in the Special Proxy Statement, (ii) the timing or likelihood of the commencement and/or completion of any Listing and/or any potential follow-on public equity offering, (iii) the possibility that MSC Income may fail to obtain the requisite shareholder approval for one or more of the Proposals, (iv) regulatory factors and general economic, political and market conditions at the time of any potential future transaction or event referenced in this communication, as well as other external factors, (v) MSC Income’s or Main Street’s plans, expectations, objectives and intentions, as a result of any potential future transaction or event referenced in this communication, and (vi) other factors enumerated in Main Street’s and MSC Income’s filings with the SEC. You should not place undue reliance on such forward-looking statements, which speak only as of the date of this communication. None of Main Street, MSC Income or any of their affiliates undertakes any obligation to update any forward-looking statements made herein, unless required by law. Therefore, you should not rely on these forward-looking statements as representing the views of Main Street, MSC Income or any of their affiliates as of any date subsequent to the date of this communication. You should read this communication and the documents referenced in this communication completely and with the understanding that actual future events and results may be materially different from expectations. All forward-looking statements included in this communication are qualified by these cautionary statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transactions referenced in this communication, including seeking to obtain MSC Income shareholder approval in connection with the Proposals, MSC Income plans to file the Definitive Special Proxy Statement with the SEC and deliver it to MSC Income’s shareholders. The Definitive Special Proxy Statement will contain important information about MSC Income, any proposed transactions and related matters. This communication is not a substitute for the Definitive Special Proxy Statement or for any other document that MSC Income, Main Street or another party may file with the SEC and send to

MSC Income’s shareholders in connection with the proposed transactions. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF MSC INCOME ARE URGED TO READ THE DEFINITIVE SPECIAL PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MSC INCOME, THE PROPOSALS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov.

PARTICIPANTS IN THE SOLICITATION
MSC Income and MSC Adviser’s parent company, Main Street, which beneficially owns 1,919,596 shares of MSC Income’s common stock, and MSC Income’s and Main Street’s respective directors and officers and certain personnel of MSC Adviser and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals and proposed transactions. Information about the directors and executive officers of MSC Income is set forth in its definitive proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on May 29, 2024. Information about the directors and executive officers of Main Street is set forth in its definitive proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of MSC Income’s shareholders in connection with the Proposals will be contained in the Definitive Special Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

NO OFFER OR SOLICITATION
This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement. Nothing in this communication shall constitute an offer to sell, or a solicitation of an offer to buy, any securities and this communication should not be interpreted or construed as such. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.